SUB-ITEM Q1(A)
FEDERATED INSTITUTIONAL TRUST

Amendment No. 11
DECLARATION OF TRUST
dated June 9, 1994

	THIS Declaration of Trust is
amended as follows:

	Delete the first paragraph of Section
5 in Article III from the Declaration of Trust and substitute in its place the following:

	"Section 5.  Establishment and
Designation of Series or Class.
	Without limiting the authority of the
Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust shall be and are established and designated as:

Federated Government Ultrashort Duration Fund
Class A Shares
Institutional Shares
Service Shares
Federated Institutional High Yield Bond Fund
Institutional Shares
Federated Intermediate Government/Corporate Fund
Institutional Shares
Service Shares

	The undersigned hereby certify that
the above stated Amendment is a
true and correct Amendment
to the Declaration of Trust, as adopted by the Board of Trustees on the 13th day of May, 2011, to become effective on September 30, 2011.

	Witness the due execution this
 23rd day of August, 2011.

/s/ John F. Donahue
/s/ Charles F. Mansfield, Jr.
John F. Donahue
Charles F. Mansfield, Jr.


/s/ Nicholas P. Constantakis
/s/ R. James Nicholson
Nicholas P. Constantakis
R. James Nicholson


/s/ John F. Cunningham
/s/ Thomas M. O'Neill
John F. Cunningham
Thomas M. O'Neill


/s/ J. Christopher Donahue
/s/ John S. Walsh
J. Christopher Donahue
John S. Walsh


/s/ Maureen Lally-Green
/s/ James F. Will
Maureen Lally-Green
James F. Will

/s/ Peter E. Madden
Peter E. Madden